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                                                                  EXHIBIT (i)(2)

                                 ADDENDUM NO. I

                                       TO
                          SERVICE AND EXPENSE AGREEMENT
                                     between
                         AMERICAN HOME ASSURANCE COMPANY
                    AMERICAN INTERNATIONAL INSURANCE COMPANY
                BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA
                     COMMERCE AND INDUSTRY INSURANCE COMPANY
            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
               THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA
                        TRANSATLANTIC REINSURANCE COMPANY
                                       and
                       AMERICAN INTERNATIONAL GROUP, INC.

     The Service and Expense Agreement made February 1, 1974 between American Home Assurance Company, American International Insurance Company, Birminghan Fire Insurance Company of Pennsylvania, Commerce and Industry Insurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., The Insurance Company of the State of Pennsylvania, Transatlantic Reinsurance Company and American International Group, Inc. is hereby amended in the following respects:

1.   Paragraph 1(a) is hereby amended to read in its entirety as follows:
"(a)     Electronic data processing, advertising, marketing and public relations, Treasurer's Department, accounting, actuarial, tax and audit services, Law Department, Investment Department, claims, underwriting and production services, engineering, methods and procedures services, systems and planning, corporate insurance including placement, reporting of claims and administration of coverages for all desired forms of property and casualty and architectural and decorating services, the cost of which shall be allocated on the basis of time studies;".

2.   Paragraph 1(g) is hereby amended to read in its entirety as follows:
"(g) A Personnel Department, the recruiting costs of which shall be allocated by a weighted average based upon the number of employees hired and the amounts expended in searching, and the administrative costs of which shall be allocated in. proportion to the number of employees on the payroll;".

3.   Paragraph 5 is hereby amended to read in its entirety as follows:
     "5. There shall be quarterly billings by AIG to the Companies for all the services and functions hereinabove specified. The Companies shall pay monthly to AIG an installment advance on the current quarter's billing equal to approximately one-third of the quarter's total

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billing determined on the basis of previous billings. The amount of the quarterly billing, less installment payments shall be payable upon receipt of billing by the Companies."

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed in New York, New York by their duly authorized representatives this 21/st/ day of May, 1975.

AMERICAN HOME ASSURANCE COMPANY
                                           by:  /s/
                                              -------------------------------
                                                 Vice President

AMERICAN INTERNATIONAL INSURANCE
COMPANY                                    by:  /s/
                                              -------------------------------
                                                 Vice President

BIRMINGHAM FIRE INSURANCE COMPANY
OF PENNSYLVANIA                            by:  /s/
                                              -------------------------------
                                                 Vice President

COMMERCE AND INDUSTRY INSURANCE
COMPANY                                    by:  /s/
                                              -------------------------------
                                                 Vice President

NATIONAL UNION FIRE INSURANCE
COMPANY OF PITTSBURGH, PA.                 by:  /s/
                                              -------------------------------
                                                 Vice President

THE INSURANCE COMPANY OF THE STATE
OF PENNSYLVANIA                            by:  /s/
                                              -------------------------------
                                                 Vice President

TRANSATLANTIC REINSURANCE COMPANY

                                           by:  /s/
                                              -------------------------------
                                                 Vice President
AMERICAN INTERNATIONAL GROUP, INC.
                                           by:  /s/
                                              -------------------------------
                                                 Vice President & Comptroller

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